================================================================================

                           SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934
                              (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            Cobalt Networks, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                             COBALT NETWORKS, INC.

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 25, 2000

TO THE STOCKHOLDERS:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of COBALT NETWORKS, INC. (the "Company"), a Delaware corporation, will be held on May 25, 2000 at 8:00 a.m. Pacific Standard Time, at 515 Ellis Street, Mountain View, CA 94043, for the following purposes:

     1. To elect two (2) Class I directors to serve for three (3) year terms.

     2. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 29, 2000.

     3. To ratify the terms of the Amended and Restated 1997 Employee Stock Plan, including but not limited to, for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

     4. To transact such other business as may properly come before the Annual Meeting including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on March 29, 2000 are entitled to notice of and to vote at the meeting.

   All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

                                          Sincerely,
                                          /s/ Stephen W. DeWitt
                                          Stephen W. DeWitt
                                          President and Chief Executive
                                           Officer

Mountain View, California
April 20, 2000

                             YOUR VOTE IS IMPORTANT

 IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                             COBALT NETWORKS, INC.

                               ----------------

                            PROXY STATEMENT FOR 2000
                         ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed Proxy is solicited on behalf of the board of directors of COBALT NETWORKS, INC. (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held Thursday, May 25, 2000 at 8:00 a.m. Pacific Standard Time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's office space located at 515 Ellis Street, Mountain View, California, 94043. The Company's executive offices are located at 555 Ellis Street, Mountain View, California, 94043 and its telephone number is (650) 623-2500.

   These proxy solicitation materials and the Company's Annual Report on Form 10-K for the year ended December 31, 1999, including financial statements, were first mailed on or about April 20, 2000 to stockholders entitled to vote at the meeting.

Record Date and Principal Share Ownership

   Stockholders of record at the close of business on March 29, 2000 (the "Record Date") are entitled to notice of and to vote at the meeting. The Company has one series of common shares outstanding, designated Common Stock, $.001 par value. At the Record Date, 28,324,051 shares of the Company's Common Stock were issued and outstanding and held of record by 197 stockholders. The Company is authorized to issue 10,000,000 shares of Preferred Stock and no such shares were issued or outstanding as of the Record Date.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting

   Each share of Common Stock outstanding on the Record Date is entitled to one vote. Every stockholder voting for the election of directors (Proposal One) may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares such stockholder is entitled to vote, or distribute such stockholder's votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than two candidates. No stockholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting, prior to the voting, of such stockholder's intention to cumulate the stockholder's votes. On all other matters, each share of Common Stock has one vote.

Solicitation of Proxies

   This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies also may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by other means.

Quorum; Abstentions; Broker Non-Votes

   Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's Transfer Agent. The Inspector also will determine whether or not a quorum is present. In general, Delaware law also provides that to have a quorum a majority of shares entitled to vote must be present or represented by proxy at the meeting. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy if a quorum is present is required under Delaware law for approval of proposals presented to stockholders.

   The Inspector will treat shares that are voted "WITHHELD" or "ABSTAIN" as being present and entitled to vote for purposes of determining the presence of a quorum. Such shares will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted
(i) for the election of the nominees for the board of directors set forth herein; (ii) for the ratification of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 29, 2000; (iii) for the ratification of the terms of the 1997 Stock Plan, including, but not limited to, for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended; and (iv) at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

   If a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter ("Broker Non-Votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

Deadline For Receipt of Stockholder Proposals

   Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission. Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2001 Annual Meeting of Stockholders must be received by the Company no later than December 20, 2000 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

   The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. As of April 20, 2000, the Company had not received any requests to present matters at the May 25, 2000 Annual Meeting that are not set forth in this Proxy Statement.

   If a stockholder intends to submit a proposal at the Company's 2001 Annual Meeting, which is not eligible for inclusion in the proxy statement relating to that meeting, the stockholder must give the Company notice in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended, no later than December 20, 2000. If such a stockholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary authority when and if the proposal is raised at the Company's 2001 Annual Meeting.

                             PRINCIPAL STOCKHOLDERS

   The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of March 29, 2000 as to (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each director of the Company;
(iii) each of the Named Executive Officers (as defined below under "Executive Compensation and Other Matters--Executive Compensation--Summary Compensation Table") and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.

                                                      Common Stock Approximate
                                                      Beneficially Percentage
                  Beneficial Owner                       Owned      Owned(1)
                  ----------------                    ------------ -----------
Entities affiliated with August Capital(2)...........  2,702,701       9.5%
 2480 Sand Hill Road, Suite 101
 Menlo Park, California 94025
Chase Venture Capital Assoc., LLC(3).................  2,448,711       8.6
 380 Madison Avenue, 12th Floor
 New York, New York 10017
Entities affiliated with Techfarm/TechFund             2,446,866       8.6
 Capital(4)..........................................
 111 West Evelyn Avenue, Suite 101
 Sunnyvale, California 94086
Vanguard V, LP(5)....................................  1,818,279       6.4
 525 University Avenue, Suite 600
 Palo Alto, California 94301
Gordon A. Campbell(4)................................  2,446,866       8.6
Stephen W. DeWitt(6).................................  1,629,155       5.8
Vivek Mehra(7).......................................  1,119,382       3.9
Kenton D. Chow(8)....................................    204,866        *
Patrick J. Conte(9)..................................    180,000        *
George Korchinsky(10)................................    209,729        *
Gary F. Bengier......................................        --        --
Jordan A. Levy(11)...................................    185,405        *
Stephen J. Luczo.....................................        --        --
Carl F. Pascarella...................................        --        --
Mark F. Spagnolo.....................................        500        *
All directors and current executive officers as a
 group (15 persons)(13)..............................  7,722,285      27.3

--------
 *Less than 1%

 (1) Applicable percentage ownership is based on 28,324,051 shares of Common Stock outstanding as of March 29, 2000, together with applicable options or warrants for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares subject to the applicable community property laws. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days after March 29, 2000 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

 (2) Reflects ownership as reported on Schedule 13G dated February 7, 2000 and filed with the Securities and Exchange Commission by August Capital Management II, LLC, August Capital II, LP, August Capital Strategic Partners II, LP, John Johnston, David F. Marquardt, Andrew S. Rappaport and Andrew Anker. Consists of 2,583,782 shares of Common Stock held by August Capital II, LP and 118,919 shares of Common Stock held by August Capital Strategic Partners II, LP. August Capital Management II, LLC is the general partner of August Capital II, LP and August Capital Strategic Partners II, LP. John Johnston, David F. Marquardt, Andrew S. Rappaport and Andrew Anker are members of August Capital Management II, LP. August Capital Management II, LLC, John Johnston, David F. Marquardt, Andrew S. Rappaport and Andrew Anker may be deemed to have shared voting and dispositive power over the shares.

 (3) Reflects ownership as reported on Schedule 13G dated February 14, 2000 filed with the Securities and Exchange Commission by Chase Venture Capital Associates, LLC.

 (4) Reflects ownership as reported on Schedule 13G dated February 14, 2000 filed with the Securities and Exchange Commission by TechFund Capital, LP, TechFund Capital II, LP, TechFund Capital Management, LLC, TechFund Capital Management II, LLC, Techfarm II, LP, Techfarm Management, Inc. and Gordon A. Campbell. Consists of 1,027,149 shares of Common Stock held by TechFund Capital, LP, 49,661 shares of Common Stock held by TechFund Capital II, LP, 96,321 shares of Common Stock held by TechFund Capital Management, LLC, 9,932 shares of Common Stock held by TechFund Capital Management II, LLC, 1,147,500 shares of Common Stock held by Techfarm II, LP and 176,303 shares held by Gordon A. Campbell. TechFund Capital Management, LLC is the Managing Member of TechFund Capital, LP and may be deemed to have shared voting and dispositive power over TechFund Capital, LP's shares. TechFund Capital Management II, LLC is the Managing Member of TechFund Capital II, LP and may be deemed to have shared voting and dispositive power over TechFund Capital II, LP's shares. Gordon A. Campbell is the President of Techfarm Management, Inc., the General Partner of Techfarm II, LP. Mr. Campbell also is a Managing Member of TechFund Capital Management, LLC and TechFund Capital Management II, LLC.

 (5) Reflects ownership as reported on Schedule 13G dated February 14, 2000 filed with the Securities and Exchange Commission by Vanguard V, LP, Vanguard V Venture Partners, LLC, Clifford H. Higgerson, Jack M. Gill and Curtis K. Myers. Vanguard V Venture Partners, LLC is the general partner of Vanguard V, LP and Clifford H. Higgerson, Jack M. Gill and Curtis K. Myers are members of Vanguard V Venture Partners, LLC. Vanguard V Venture Partners, LLC may be deemed to have sole voting and dispositive power over the shares. Clifford H. Higgerson, Jack M. Gill and Curtis K. Myers may be deemed to have shared voting and dispositive power over the shares.

 (6) Includes 750,000 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after March 29, 2000 and 160,000 shares of Common Stock held in trust for the benefit of certain members of Mr. DeWitt's family.

 (7) Includes 100,000 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after March 29, 2000, 25,000 shares of Common Stock held in trust by Mr. Mehra for the benefit of certain members of Mr. Mehra's family and 25,000 shares of Common Stock held in trust by Sonia Bhanot, Mr. Mehra's spouse, for the benefit of certain members of Ms. Bhanot's family.

 (8) Includes 166,250 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after March 29, 2000, 8,000 shares of Common Stock held in trust by Teri L. Chow for the benefit of herself and her children and 8,000 shares of Common Stock held in trust by Mr. Chow for the benefit of himself and his children.

 (9) Includes 180,000 shares of Common Stock which may be acquired upon exercise of stock options exercisable within 60 days after March 29, 2000.

(10) Includes 180,000 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after March 29, 2000.

(11) Includes 11,250 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after March 29, 2000 and 155,405 shares of Common Stock held by SPLZ Partners One, LLC. Mr. Levy is a managing member or SPLZ Partners One, LLC.

(12) Includes 2,187,500 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after March 29, 2000.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

   The Company has a classified board of directors currently consisting of two Class I directors, Stephen W. DeWitt and Gary F. Bengier, two Class II directors, Gordon A. Campbell and Stephen J. Luczo, and three Class III directors, Jordan A. Levy, Carl F. Pascarella and Mark F. Spagnolo, who will serve until the annual meetings of stockholders to be held in 2000, 2001 and 2002, respectively, and until their respective successors are duly elected and qualified.

   The nominees for election at the Annual Meeting to Class I of the board of directors are Stephen W. DeWitt and Gary F. Bengier. If elected, Mr. DeWitt and Mr. Bengier will each serve as directors until the annual meeting of stockholders in 2003, and until their respective successors are elected and qualified or until their earlier resignation or removal.

   Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominees named below, who are presently directors of the Company. In the event that the nominees of the Company are unable or decline to serve as directors at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present board of directors to fill the vacancy. The Company is not aware that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominee to be voted for will be determined by the proxy holders.

Vote Required

   If a quorum is present and voting, the nominees receiving the highest number of votes will be elected to the board of directors. Abstentions and Broker Non-Votes are not counted in the election of directors.

Information Concerning the Nominees and Incumbent Directors

   The following table sets forth the name and age of the nominee and each director of the Company as of April 20, 2000 whose term of office continues after the Annual Meeting, the principal occupation of each during at least the past five years and the period during which each has served as a director of the Company.

                                 Principal Occupation During the       Director
              Name                       Past Five Years           Age  Since
 ------------------------------- -------------------------------   --- --------
 Nominees for Class I Directors:
 Stephen W. DeWitt.............. Stephen W. DeWitt has served as   34    1998
                                 the Company's President and
                                 Chief Executive Officer since
                                 February 1998. From January
                                 1997 to February 1998, Mr.
                                 DeWitt was Vice President and
                                 General Manager of the
                                 Enterprise Network Management
                                 Business Unit at Cisco Systems.
                                 Mr. DeWitt also served as Vice
                                 President of Enterprise
                                 Marketing for Cisco from
                                 January 1996 to February 1997.
                                 From September 1994 to January
                                 1996, Mr. DeWitt was Vice
                                 President of Marketing for
                                 Symantec Corporation. From June
                                 1992 to September 1994, Mr.
                                 DeWitt served as General
                                 Manager of Symantec's Canadian
                                 subsidiary. Mr. DeWitt holds a
                                 Bachelor of Science in Finance
                                 and Economics from Babson
                                 College in Wellesley,
                                 Massachusetts.


                                 Principal Occupation During the       Director
              Name                       Past Five Years           Age  Since
 ------------------------------ --------------------------------   --- --------
 Gary F. Bengier............... Gary F. Bengier has served as      45    1999
                                Chief Financial Officer and Vice
                                President Operations of eBay
                                Inc. since November 1997. From
                                February 1997 to October 1997,
                                Mr. Bengier was Vice President
                                and Chief Financial Officer of
                                VXtreme, Inc. Mr. Bengier was
                                Corporate Controller at Compass
                                Design Automation from February
                                1993 to February 1997.
                                Mr. Bengier also has held senior
                                financial positions at Kenetech
                                Corp. and Qume Corp. Prior to
                                joining Qume in 1989,
                                Mr. Bengier spent six years at
                                Bio-Rad Laboratories where he
                                held various financial
                                management roles. Mr. Bengier
                                also spent several years as a
                                management consultant for Touche
                                Ross & Co. Mr. Bengier holds a
                                BBA degree in Computer Science
                                and Operations Research from
                                Kent State University and a
                                Masters of Business
                                Administration from Harvard
                                Business School.

 Continuing Class II Directors:
 Gordon A. Campbell............ Gordon A. Campbell, one of the     55    1996
                                Company's co-founders, has
                                served as Chairman of the
                                Company's board of directors
                                since October 1996. Mr. Campbell
                                has been a managing member of
                                TechFund Capital, a venture
                                capital fund, since August 1997.
                                In 1993, Mr. Campbell created
                                Techfarm Management, Inc., an
                                incubation company for new
                                technology companies including
                                Cobalt Networks. Mr. Campbell
                                has founded and been involved in
                                the start-up of numerous Silicon
                                Valley companies, including 3Dfx
                                Interactive and CHIPS and
                                Technologies, Inc. Mr. Campbell
                                serves as chairman of the board
                                of directors of 3Dfx Interactive
                                and is a member of the boards of
                                directors of Bell Microproducts
                                and Palm Computing.

 Stephen J. Luczo.............. Stephen J. Luczo currently         43    1999
                                serves as Chief Executive
                                Officer, President and Director
                                of Seagate Technology, Inc.
                                Mr. Luczo joined Seagate
                                Technology in October 1993 as
                                Senior Vice President, Corporate
                                Development and was promoted to
                                Executive Vice President,
                                Corporate Development in March
                                1995, where he served until
                                September 1997. Mr. Luczo was
                                promoted to President and Chief
                                Operating Officer of Seagate
                                Technology in September 1997,
                                serving in the latter capacity
                                until July 1998. In July 1998,
                                Mr. Luczo was promoted to Chief
                                Executive Officer and appointed
                                to the board of directors of
                                Seagate Technology. Mr. Luczo
                                also serves on the boards of
                                directors of Gadzoox
                                Microsystems, Inc., Veritas
                                Software Corporation and Dragon
                                Systems, Inc. Mr. Luczo holds a
                                Bachelor of Arts degrees in
                                Economics and Psychology from
                                Stanford University and a
                                Masters of Business
                                Administration degree from
                                Stanford University.

                                 Principal Occupation During the       Director
              Name                       Past Five Years           Age  Since
 ------------------------------- -------------------------------   --- --------
 Continuing Class III Directors:
 Jordan A. Levy................. Jordan A. Levy has been a         44    1998
                                 Managing Partner of Seed
                                 Capital Partners, a venture
                                 capital fund, since July 1999.
                                 Mr. Levy was a co-founder, and
                                 from July 1990 to October 1998,
                                 the President and Co-Chief
                                 Executive Officer of Softbank
                                 Services Group, previously
                                 Upgrade Corporation of America.
                                 From September 1988 to February
                                 1990, Mr. Levy served as an
                                 Executive Vice President and
                                 Chief Operating Officer of
                                 Software Etc. Inc. Mr. Levy is
                                 a co-founder of Ingram
                                 Software, now known as Ingram
                                 Micro, and served as an
                                 Executive Vice President from
                                 February 1982 to August 1988.
                                 Mr. Levy sits on the board of
                                 directors of the Client Logic
                                 Corp., where he also serves as
                                 Vice Chairman of the board of
                                 directors. Mr. Levy holds a
                                 Bachelor of Arts in Political
                                 Science from the State
                                 University of New York at
                                 Buffalo.

 Carl F. Pascarella............. Carl F. Pascarella has been       57    1999
                                 President and Chief Executive
                                 Officer of Visa USA since
                                 August 1993. From January 1983
                                 to August 1993, he was
                                 Assistant Chief General Manager
                                 of the Asia-Pacific region of
                                 Visa USA. Before joining Visa
                                 USA, Mr. Pascarella was Vice
                                 President of the International
                                 Division of Crocker National
                                 Bank. He also served as Vice
                                 President of Metropolitan Bank
                                 at Bankers Trust Company. Mr.
                                 Pascarella also serves as a
                                 member of the board of
                                 directors of BroadVision, Inc.
                                 Mr. Pascarella holds a Bachelor
                                 of Science in Business from the
                                 University of Buffalo and a
                                 Masters of Business
                                 Administration from Harvard
                                 University.

 Mark F. Spagnolo............... Mark F. Spagnolo has served in    48    1999
                                 various capacities at UUNET, a
                                 subsidiary of MCI WorldCom,
                                 Inc., since August 1997. Mr.
                                 Spagnolo has been President and
                                 Chief Executive Officer of
                                 UUNET since October 1998. From
                                 August 1997 to September 1998,
                                 Mr. Spagnolo served as
                                 President and Chief Operating
                                 Officer of UUNET. From 1973 to
                                 August 1997, Mr. Spagnolo held
                                 several positions with EDS
                                 Corporation, the most recent of
                                 which was President of the
                                 Infotainment business unit in
                                 Plano, Texas. Mr. Spagnolo
                                 holds a Bachelor of Science
                                 degree in Industrial
                                 Engineering from Newark College
                                 of Engineering.

Board of Directors Meetings and Committees

   The board of directors of the Company held a total of 10 meetings during 1999. No current or former director attended fewer than 75% of the meetings held during the period he sat on the board of directors. The board of directors has an Audit Committee and a Compensation Committee. The board of directors has no nominating committee or any committee performing similar functions.

   The Audit Committee currently consists of Messrs. Bengier and Luczo. During most of 1999, the Audit Committee consisted of Messrs. Campbell and Levy. The Audit Committee is responsible for overseeing actions taken by the Company's independent auditors and reviewing the Company's internal financial controls.

During 1999 the Audit Committee did not meet separately from the board of directors. Instead, the board of directors as a whole performed the functions of the Audit Committee.

   The Compensation Committee, which currently consists of Messrs. Campbell and Levy, is responsible for determining salaries, incentives and other forms of compensation for directors, officers and other employees of the Company and administering various incentive compensation and benefit plans. The Compensation Committee met 12 times during 1999. No member of the Compensation Committee attended fewer than 75% of the meetings of the Compensation Committee held during the period he sat on such committee.

Compensation of Directors

   The Company's 1999 Director Option Plan (the "Director Plan") provides that options may be granted to Outside Directors of the Company pursuant to an automatic nondiscretionary grant mechanism. The exercise price of the options is 100% of the fair market value of the Common Stock on the grant date. The Director Plan provides for an initial grant (the "Initial Grant") to a nonemployee director of an option to purchase 50,000 shares of Common Stock. A nonemployee director who becomes Chairman of the board of directors receives an additional initial option to purchase 5,000 shares on the date on which he or she becomes Chairman. Additional initial options to purchase 5,000 shares also are granted to a nonemployee director on the date the nonemployee director first joins the Audit Committee of the board of directors and on the date the nonemployee director first joins the Compensation Committee of the board of directors. Subsequent to the initial grants, each nonemployee director is granted an option to purchase 10,000 shares of Common Stock at the meeting of the board of directors following the annual meeting of stockholders, if on the date of the annual meeting, the director has served on the board of directors for six months. This subsequent option will be increased by (i) 2,500 shares for service as Chairman; (ii) 2,500 shares for service on the Audit Committee; and (iii) 2,500 shares for service on the Compensation Committee.

   The term of the options granted under the Director Plan is ten years, but the options expire three months following the termination of the optionee's status as a director or twelve months if the termination is due to death or disability. The initial 50,000 share grants, and the additional 5,000 share grant with respect to the Chairman and the members of the Audit Committee and the Compensation Committee, become exercisable at a rate of one-fourth of the shares on the first anniversary of the grant date and at a rate of 1/48th of the shares per month thereafter. The subsequent 10,000 share grants and 2,500 share grants become exercisable at the rate of 1/48th of the shares per month.

   On November 4, 1999, Mr. Campbell received an Initial Grant of 65,000, which includes 5,000 share grants for service on the Audit Committee, on the Compensation Committee and as Chairman of the board of directors. On November 4, 1999, Mr. Levy received an Initial Grant of 60,000 shares, which includes 5,000 shares grants for service on the Audit Committee and the Compensation Committee. On November 4, 1999, each of Messrs. Bengier, Luczo, Pascarella and Spagnolo received Initial Grants of 50,000. The exercise price for each of these Initial Grants was $22.00 per share. On December 21, 1999, Messrs. Bengier and Luczo replaced Messrs. Campbell and Levy on the Audit Committee and received 5,000 share grants with an exercise price of $126.75 per share for such service. The 5,000 share grants for service on the Audit Committee previously received by Messrs. Campbell and Levy were terminated in their entirety in December 1999.

Compensation Committee Interlocks and Insider Participation

   None of the members of the Compensation Committee is currently or has been, at any time since the formation of the Company, an officer or employee of the Company. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's board of directors or Compensation Committee.

 THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEES SET FORTH HEREIN.

                                  PROPOSAL TWO

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The board of directors has selected PricewaterhouseCoopers LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 29, 2000. Although action by stockholders is not required by law, the board of directors has determined that it is desirable to request the stockholders' approval of this selection. Notwithstanding the selection, the board of directors, in its discretion, may direct the appointment of new independent auditors at any time during the year, if the board of directors feels that such a change would be in the best interest of the Company and its stockholders. In the event of a negative vote on ratification, the board of directors will reconsider its selection.

   PricewaterhouseCoopers LLP has audited the Company's financial statements annually since 1996. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.


 THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS
 INDEPENDENT AUDITORS.

                                 PROPOSAL THREE

       RATIFICATION OF THE AMENDED AND RESTATED 1997 EMPLOYEE STOCK PLAN

   At the Annual Meeting, the stockholders are being asked to ratify the terms of the Amended and Restated 1997 Employee Stock Plan (the "Plan"), including, but not limited to, for purposes of Section 162(m) of the Internal Revenue Code of 1986 as amended (the "Code").

   The stockholders previously approved of the provisions in the Plan, including those that limit the number of options to purchase Common Stock that can be granted to any employee in a fiscal year to 500,000, except that in connection with an employee's initial employment, he or she may be granted options to purchase an additional 500,000 shares. The stockholders are being asked to confirm these share limitations and to ratify the Plan in its entirety now that the Company has completed its initial public offering. The foregoing grant limitations will be adjusted proportionately in the event that the Company's capitalization changes and are intended to satisfy the requirements applicable to options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code.

Vote Required

   The affirmative vote of a majority of the votes cast will be required to ratify the terms of the Plan. In addition, the affirmative votes must constitute at least a majority of the required quorum, which quorum is a majority of the shares outstanding at the Record Date. Votes that are cast against the proposal will be counted for purposes of determining both (i) the presence or absence of a quorum and (ii) the total number of votes cast with respect to the proposal. Abstentions will be counted for the purposes of determining both (i) the presence or absence of a quorum and (ii) the total number of votes cast with respect to the proposal. Accordingly, abstentions will have the same effect as a vote against the proposal. Broker non-votes will be counted for determining the presence or absence of a quorum, but will not be counted for purposes of determining the number of votes cast with respect to this proposal.

   The essential terms of the Plan, as amended, are summarized as follows:

Purpose

   The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and to promote the success of the Company's business.

Administration

   The Plan provides for administration by the board of directors of the Company or by a committee of the board of directors. The Plan is currently being administered by the Compensation Committee of the board of directors. The board of directors or the committee appointed to administer the Plan are referred to in this description as the "Administrator." No member of the board of directors who is either presently eligible or who has been eligible at any time within the preceding year to participate in the Plan may vote on any option to be granted to himself or herself or take part in any consideration of the Plan as it applies to himself or herself, however, such members of the board of directors may vote on any other matters affecting the administration of the Plan. The interpretation and construction of any provision of the Plan by the Administrator is final and conclusive. Members of the board of directors receive no compensation for their services in connection with the administration of the Plan other than that which they may receive for their service on the Compensation Committee in general. See "Proposal One--Election of Directors--Director Compensation."

Eligibility

   The Plan provides that options may be granted to employees, including officers and employee directors, and consultants of the Company or any of its designated subsidiaries. Incentive stock options may be granted only to employees, including officers and employee directors. The Administrator selects the optionees and determines the number of shares to be subject to each option. In making such determination, the Administrator takes into account the duties and responsibilities of the optionee, the value of the optionee's services, the optionee's present and potential contribution to the success of the Company and other relevant factors. The Plan provides for a limit of $100,000 on the aggregate fair market value of shares subject to all incentive stock options that are exercisable for the first time in any one calendar year.

Terms of Options

   Each option is evidenced by a stock option agreement between the Company and the employee or consultant to whom such option is granted and is subject to the following additional terms and conditions:

     (1) Exercise of the Option: The Administrator determines when options granted under the Plan may be exercised. An option is exercised by giving written notice of exercise to the Company, specifying the number of shares of Common Stock to be purchased and tendering payment to the Company of the purchase price. Payment for shares issued upon exercise of an option may consist of (i) cash, (ii) check, (iii) promissory note, (iv) other shares which (x) in the case of shares acquired upon exercise of an option either have been owned by the optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which said option shall be exercised, (v) consideration received under a cashless exercise program implemented by the Company, (vi) a reduction in the amount of any Company liability, (vii) any combination of the foregoing methods of payment, or
  (viii) such other consideration and method of payment for the issuance of shares to the extent permitted under applicable laws.

     Options may be exercised at any time prior to their termination, on or following the date such options are first exercisable. An option may not be exercised for a fraction of a share.

     (2) Option Price: The option price under the Plan is determined by the Administrator, but, in the case of an Incentive Stock Option granted to (i) an employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, the exercise price shall be no less than 110% of the fair market value per share of the Company's Common Stock on the date the option is granted and
  (ii) any other employee, in no event shall it be less than 100% of the fair market value of the Company's Common Stock on the date the option is granted. The fair market value is defined as the closing price per share of the Common Stock on the date of grant as reported on the Nasdaq National Market.

     (3) Termination of Employment: The Plan provides that if the optionee's status as an employee or consultant of the Company is terminated for any reason, other than death or disability, options may be exercised not later than the time specified in the option agreement or, if no time is specified, three months after such termination and may be exercised only to the extent the options were exercisable on the date of termination.

     (4) Death: If an optionee should die while an employee or a consultant of the Company, options may be exercised within such period as specified in the option agreement, but in no event later than the term specified in the notice of grant. In the absence of a specified time, the option remains exercisable for twelve months, but only to the extent that the optionee would have been entitled to exercise the option as of the date of death.

     (5) Disability: If the optionee ceases to be an employee or consultant as a result of total or permanent disability, options may be exercised within such period as specified in the option agreement, but in no event later than the term specified in the notice of grant. In the absence of a specified time, the option remains exercisable for twelve months, but only to the extent the optionee would have been entitled to exercise the option as of the date of termination.

     (6) Termination of Options: Options granted under the Plan have a term as determined by the Administrator upon the grant of the options. The term shall be no more than ten years from the date of grant in the case of an incentive stock option. However, incentive stock options granted to an optionee who, immediately before the grant of such option, owns stock representing more than ten percent of the total combined voting power of all classes of stock of the Company or a parent or subsidiary corporation, may not have a term of more than five years. No option may be exercised by any person after such expiration.

     (7) Nontransferability of Options: Unless otherwise determined by the Administrator, an option is nontransferable by the optionee, other than by will or the laws of descent or distribution, and is exercisable only by the optionee during his or her lifetime or, in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

     (8) Rights Upon Exercise: Until an option has been properly exercised, that is, proper written notice and full payment have been received by the Company, and a stock certificate evidencing the option shares has been issued, no rights to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned stock, notwithstanding the exercise of the option.

     (9) Other Provisions: The option agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

Adjustment upon Changes in Capitalization

   In the event any change, such as a stock split or dividend, is made in the Company's capitalization which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, an appropriate adjustment shall be made in the option price and in the number of shares subject to each option. In the event of the proposed dissolution or liquidation of the Company, all outstanding options, to the extent not previously exercised, automatically terminate immediately prior to the consummation of such proposed action. The board of directors may, in its sole discretion, fix a date for termination of the option and give each optionee the right to exercise his or her option as to all or any part of the optioned stock, including shares as to which the option would not otherwise be exercisable. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, all outstanding options shall be assumed or an equivalent option substituted by the successor corporation. If the option is not assumed or substituted, the optionee shall have the right to exercise his or her option as to all or any part of the optioned stock, including shares as to which it would not otherwise be exercisable. In such event, the board of directors shall notify the optionee that the option shall be fully exercisable for 15 days from the date of such notice, and the option shall terminate upon the expiration of such period.

Amendment and Termination

   The board of directors may amend the Plan at any time or may terminate it without approval of the stockholders, provided, however, that stockholder approval is required to the extent necessary and desirable to comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or with Section 422 of the Code. However, no action by the board of directors or the stockholders may alter or impair any option previously granted under the Plan without the consent of the optionee. In any event, the Plan will terminate in May 2007.

Tax Information

   Options granted under the Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory options.

   An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of
(i) the fair market value of the shares at the date of the option exercise or
(ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

   All other options that do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize ordinary income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

   The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

   The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

Participation in the Plan

   The grant of options under the Plan to executive officers, including the officers named in the Summary Compensation Table, is subject to the discretion of the Administrator. As of the date of this proxy statement, there has been no determination by the Administrator with respect to future awards under the Plan. Accordingly, future awards are not determinable. The table of options grants under "Executive Compensation and Other Matters--Option Grants in Last Fiscal Year" provides information with respect to the grant of options to the named executive officers during 1999. Information regarding options granted to nonemployee directors pursuant to the 1999 Director Option Plan during 1999 is set forth under the heading "Executive Compensation and Other Matters-- Compensation of Directors." During 1999 all current executive officers as a group and all other employees as a group received options to purchase 1,460,000 shares and 1,170,500 shares, respectively, pursuant to the Plan. As of December 31, 1999, approximately 145 employees were eligible to participate in the Plan.


 THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE TERMS OF THE PLAN.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

                           SUMMARY COMPENSATION TABLE

   The following Summary Compensation Table sets forth certain information regarding the compensation of the Chief Executive Officer of the Company and the four next most highly compensated executive officers (collectively with the Chief Executive Officer, the "Named Executive Officers") of the Company for 1999 for services rendered in all capacities to the Company for the years indicated.

                                                                          Long-Term
                                                                        Compensation
                                                                           Awards
                                                                        -------------
                                     Annual Compensation                  Number of
                                     --------------------  Other Annual  Securities
   Name and Principal                                      Compensation  Underlying
        Position         Fiscal Year Salary($)  Bonus($)       ($)      Options(#)(1)
   ------------------    ----------- ---------- ---------  ------------ -------------
Stephen W. DeWitt(2)....     1999      $219,479 $ 116,250    $19,137       350,000
 President, Chief            1998       156,771    53,594      9,136       400,000
 Executive Officer
 and Director
Vivek Mehra(3)..........     1999     $ 186,412    35,000      8,610       100,000
 Chief Technology            1998       143,959       --       3,288           --
 Officer and Vice
 President, Products
Kenton D. Chow(4).......     1999     $ 151,250    82,400     10,573        60,000
 Chief Financial             1998       100,000    25,550      8,517       140,000
 Officer, Vice
 President, Finance and
 Secretary
Patrick J. Conte(4).....     1999      $143,125    81,225      8,531        80,000
 Vice President, Sales       1998        30,731    26,423      1,246       100,000
 Americas and Asia
 Pacific
George M.                    1999      $153,750    98,714      6,404        60,000
 Korchinsky(4)..........     1998        75,000    42,932      2,478       120,000
 Vice President,
 International Sales

--------
(1) These shares are subject to exercise under stock options granted under the Company's 1997 Stock Option Plan. See "--Option Grants in Last Fiscal Year."

(2) The amount for 1999 in the column entitled "Other Annual Compensation" includes $8,057 related to the Company's interest-free loan of $500,000 to Mr. DeWitt. The remainder and the amount for 1998 represents premiums for health, dental and life insurance paid by the Company.

(3) The amount for 1999 in the column entitled "Other Annual Compensation" includes $2,045 related to the Company's interest-free loan of $50,000 to Mr. Mehra. The remainder and the amount for 1998 represents premiums for health, dental and life insurance paid by the Company.

(4) The amounts in the column entitled "Other Annual Compensation" represent premiums for health, dental and life insurance paid by the Company.

                       OPTIONS GRANTS IN LAST FISCAL YEAR

   The following table provides information relating to stock options awarded to each of the Named Executive Officers during 1999. All such options were awarded under the Company's 1997 Stock Plan.

                                                                                 Potential Realizable Value
                                                                                 At Assumed Rates of Stock
                                                                                   Price Appreciation for
                                            Individual Grants                          Option Term(1)
                         ------------------------------------------------------- --------------------------
                           Number of     Percent of
                          Securities    Total Options
                          Underlying     Granted to    Exercise Price
                            Options     Employees in        Per       Expiration
          Name           Granted(#)(2) Fiscal 1999 (%) Share($)(3)(4)    Date       5% ($)       10% ($)
          ----           ------------- --------------- -------------- ---------- ------------ -------------
Stephen W. DeWitt.......    100,000          3.8           $ 1.85      05/18/09  $  1,383,568 $  3,506, 233
                            250,000          9.5             2.50      07/28/09     3,458,920     8,765,583
Vivek Mehra.............    100,000          3.8             2.50      07/28/09     1,383,568     3,506,233
Kenton D. Chow..........     60,000          2.3             2.50      07/28/09       830,141     2,103,740
Patrick J. Conte........     40,000          1.5             1.00      02/16/09       553,427     1,402,493
                             40,000          1.5             2.50      07/28/09       553,427     1,402,493
George M. Korchinsky....     60,000          2.3             2.50      07/28/09       830,141     2,103,740

--------
(1) The potential realizable values assume that the initial public offering price of the Company's Common Stock ($22.00 per share) was the fair market value of the Common Stock on the date of grant. They are based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future price growth.

(2) Options are immediately exercisable subject to the Company's right of repurchase. The Company's right of repurchase lapses at the rate of 1/4th of the shares subject to the option on the first anniversary of the date of grant and as to 1/48th per month thereafter.

(3) Options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.

(4) Payment for shares issued upon exercise of an option may consist of (i) cash, (ii) check, (iii) promissory note, (iv) other shares which (x) in the case of shares acquired upon exercise of an option either have been owned by the optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which said option shall be exercised, (v) consideration received under a cashless exercise program implemented by the Company, (vi) a reduction in the amount of any Company liability, (vii) any combination of the foregoing methods of payment, or (viii) such other consideration and method of payment for the issuance of shares to the extent permitted under applicable laws.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

   The following table sets forth certain information regarding the exercise of stock options by the Named Executive Officers during 1999 and the value of stock options held as of December 31, 1999 by the Named Executive Officers.

                                                       Number of Securities Underlying  Value of Unexercised In-
                                                           Unexercised Options at         the-Money Options at
                            Shares                            December 31, 1999         December 31, 1999 ($)(2)
                         Acquired on       Value      --------------------------------- -------------------------
          Name           Exercise (#) Realized (#)(1) Exercisable (#) Unexercisable (#) Exercisable Unexercisable
          ----           ------------ --------------- --------------- ----------------- ----------- -------------
Stephen W. DeWitt (3)...       --        $    --          750,000            --         $80,431,250     $--
Vivek Mehra (4).........       --             --          100,000            --          10,587,500      --
Kenton D. Chow (5)......    33,750        145,688         166,250            --          17,836,719      --
Patrick J. Conte (6)....       --             --          180,000            --          19,317,500      --
George M. Korchinsky
 (7)....................       --             --          180,000            --          19,297,500      --

--------
(1) Fair market value of the Company's Common Stock as of the date of exercise minus the exercise price.

(2) Fair market value is the closing sale price of the Company's Common Stock as of December 31, 1999 ($108.375) as reported on the Nasdaq National Market minus the exercise price.

(3) Of the 750,000 shares reported as exercisable in the column "Number of Securities Underlying Unexercised Options at December 31, 1999," 566,667 shares would have been subject to the Company's right of repurchase under the Amended and Restated 1997 Employee Stock Plan if all of Mr. Dewitt's options were exercised as of December 31, 1999. Under the Amended and Restated 1997 Employee Stock Plan, the Company's right of repurchase lapses at the same rate the options would vest if they remain unexercised.

(4) All of the 100,000 shares reported as exercisable in the column "Number of Securities Underlying Unexercised Options at December 31, 1999" would have been subject to the Company's right of repurchase under the Amended and Restated 1997 Employee Stock Plan if Mr. Mehra's option was exercised as of December 31, 1999. Under the Amended and Restated 1997 Employee Stock Plan, the Company's right of repurchase lapses at the same rate the options would vest if they remain unexercised.

(5) Of the 166,250 shares reported as exercisable in the column "Number of Securities Underlying Unexercised Options at December 31, 1999," 151,875 shares would have been subject to the Company's right of repurchase under the Amended and Restated 1997 Employee Stock Plan if all of Mr. Chow's options were exercised as of December 31, 1999. Under the Amended and Restated 1997 Employee Stock Plan, the Company's right of repurchase lapses at the same rate the options would vest if they remain unexercised.

(6) Of the 180,000 shares reported as exercisable in the column "Number of Securities Underlying Unexercised Options at December 31, 1999," 150,834 shares would have been subject to the Company's right of repurchase under the Amended and Restated 1997 Employee Stock Plan if all of Mr. Conte's options were exercised as of December 31, 1999. Under the Amended and Restated 1997 Employee Stock Plan, the Company's right of repurchase lapses at the same rate the options would vest if they remain unexercised.

(7) Of the 180,000 shares reported as exercisable in the column "Number of Securities Underlying Unexercised Options at December 31, 1999," 137,500 shares would have been subject to the Company's right of repurchase under the Amended and Restated 1997 Employee Stock Plan if all of Mr. Korchinsky's options were exercised as of December 31, 1999. Under the Amended and Restated 1997 Employee Stock Plan, the Company's right of repurchase lapses at the same rate the options would vest if they remain unexercised.

Employment Contracts and Change-in-Control Arrangements

   The Company has entered into the following employment, noncompetition and change in control arrangements and agreements with its current officers.

   In August 1999, the Company entered into employment agreements with Stephen
W. DeWitt, Vivek Mehra, Kenton D. Chow, Patrick J. Conte, Mark H. Orr and Kelly
M. Herell. These agreements provide that if the officer is terminated without cause or constructively terminated he will receive (i) one year accelerated vesting of any of his stock options; and (ii) one year of salary and target bonus.

   In addition, Mr. Mehra's agreement provides that he will receive one year accelerated vesting of Common Stock purchased by him pursuant to restricted stock purchase agreements.

   In June 1998, the Company entered into a letter agreement with George M. Korchinsky, Vice President of International Sales. Pursuant to the agreement, Mr. Korchinsky receives an annual salary of $150,000 and is eligible for an incentive-based sales bonus. In addition, Mr. Korchinsky received options to purchase 120,000 shares of the Company's Common Stock pursuant to the Company's stock option plan, 25% of which vest after one year and 1/48 of which vest each month thereafter; provided, however, that 50% of the option shares will vest if the Company experiences a change in control. Pursuant to the terms of the option grant, a change in control is defined as (i) any person becoming the beneficial owner of 50% or more of the total voting power of the Company's then outstanding voting securities; or (ii) a merger or consolidation with any other corporation, other than a merger or consolidation which would result in the Company's voting securities outstanding immediately prior thereto continuing to represent at least 50% of the total voting power of the surviving entity outstanding immediately after such merger or consolidation, or the Company's stockholders approve a plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of our assets.

   In the event of a change of control of the Company, Mr. Korchinsky has 90 days following the completion of such a transaction to decide whether it constitutes a constructive termination of his employment in which case all of his options will vest up to the date of constructive termination regardless of the one year initial anniversary vesting, plus an additional six months of options will be deemed vested. If he is terminated without cause, Mr. Korchinsky is entitled to receive twelve months of his annual base salary and benefits in exchange for a general release.

   In July 1999, the Company entered into a letter agreement with Gary Martell, the Company's Chief Operating Officer. Pursuant to the agreement, Mr. Martell
(i) receives an annual base salary of $200,000; (ii) was granted options to purchase 400,000 shares of Common Stock; and (iii) is eligible for an annual bonus of up to $50,000. Mr. Martell is entitled to accelerated vesting of 50% of his outstanding options in the event of a greater than 50% change in ownership of the Company's shares. If Mr. Martell is terminated without cause, his salary and benefits will continue for six months after termination.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

   During 1999 the Company's executive compensation program was approved by the Compensation Committee of the board of directors and the board of directors. The following is the report of the Compensation Committee with respect to the compensation paid to the Company's Named Executive Officers during 1999. Actual compensation earned during the fiscal year by the Named Executive Officers is shown in the Summary Compensation Table above.

 Compensation Philosophy

   The Company's philosophy in setting its compensation policies for executive officers is to maximize stockholder value over time. The primary goal of the Company's executive compensation program, therefore, is to closely align the interests of the executive officers with those of the Company's stockholders. To achieve this goal, the Company attempts to (i) offer compensation opportunities that attract and retain executives whose abilities are critical to the long-term success of the Company, motivate individuals to perform at their highest level and reward outstanding achievement, (ii) maintain a significant portion of the executive's total compensation at risk, tied to achievement of financial, organizational and management performance goals, and (iii) encourage executives to manage from the perspective of owners with an equity stake in the Company.

   The compensation program for the Company's executive officers consists of
(i) base salary; (ii) quarterly and annual cash incentives; and (iii) long-term stock option incentives.

 Base Salary

   The Compensation Committee reviewed and approved 1999 base salaries for the Chief Executive Officer and the other Named Executive Officers at the beginning of the fiscal year. The Compensation Committee established the base salaries using competitive compensation data, the executive's job responsibilities, level of experience, individual performance and contribution to the business. In addition, the Compensation Committee negotiated and approved the employment agreements entered into with the executives, which govern the level of base salary for certain executive officers. The terms of these employment agreements are described in the section entitled, "Employment Contracts and Change-In-Control Arrangements."

   Officer salaries have been targeted to compete with the rates competitors pay to enable the Company to attract, motivate, reward and retain highly skilled executives. In order to evaluate the Company's competitive posture in the industry, the Compensation Committee reviewed and analyzed the compensation packages, including base salary levels, offered by other high technology companies. The competitive information was obtained from surveys prepared by national consulting companies or industry associations (e.g., Aon Consulting/Radford). In making base salary decisions, the Compensation Committee exercised its discretion and judgment based upon these factors. No specific formula was applied to determine the weight of each factor.

 Quarterly and Annual Cash Incentives

   Quarterly and annual incentive bonuses for executive officers are intended to reflect the Compensation Committee's belief that a portion of the compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each executive officer. To carry out this philosophy, the Company has implemented a variable compensation bonus plan that compensates officers in the form of quarterly and annual cash bonuses. At the beginning of 1999, the Compensation Committee established target bonuses for each executive officer as a percentage of the officer's base salary. The target level of bonuses that the executive officers were eligible to receive varied from 20% to 40% of base salaries. The variable compensation bonus plan is intended to motivate and reward executive officers by directly linking the amount of any cash bonus to specific Company-based and executive-based performance targets. The Named Executive Officers must successfully achieve these performance targets which are submitted by management to the Compensation Committee for its evaluation and approval at the beginning of each fiscal quarter. The Company-based performance goals are tied to different indicators of Company performance, such as achievement of specific levels of orders, sales and pre-tax profits. These Company-based performance goals vary from quarter to quarter, may be subjective in nature and are competitively sensitive to the Company's business and operations. The individual's performance goals are tied to different indicators of the individual Named Executive Officer's performance, such as receiving an order from a specific customer, accomplishing a research and development project milestone, or achieving a desired on-time customer delivery. The Compensation Committee evaluates the completion of the Company and individual goals and approves a performance rating relative to the goals so completed. This scoring is subjective and is influenced by the Compensation Committee's perception of the importance of the various corporate and individual goals. At the end of the fiscal year, when determining the bonus payment for the fourth fiscal quarter, the board of directors considers the overall performance of the Company and each individual during the entire fiscal year, including the fourth quarter. Bonuses and commissions were awarded to each of the Named Executive Officers in 1999, including the Chief Executive Officer.

 Long-Term Stock Option Incentives

   The Compensation Committee provides the Company's Named Executive Officers with long-term incentive compensation through grants of options to purchase the Company's Common Stock. The Compensation Committee believes that stock options provide the Company's Named Executive Officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Company's Common Stock. The Compensation Committee believes that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods that encourage key executives to continue in the employ of the Company.

   All options granted to executive officers to date have been granted at the fair market value of the Company's Common Stock on the date of grant. The Compensation Committee considers the grant of each option subjectively, reviewing factors such as the individual performance of the Named Executive Officer and the anticipated contribution of the Named Executive Officer to the attainment of the Company's long-term strategic performance goals. Long-term incentives granted in prior years are also taken into account.

 Compensation for the President and Chief Executive Officer

   Stephen W. DeWitt was president and chief executive officer of the Company during 1999. Mr. DeWitt's salary was $219,479, exclusive of bonuses, and he was granted options to purchase 100,000 shares of Common Stock at an exercise price of $1.85 per share and options to purchase 250,000 shares of Common Stock at an exercise price of $2.50 per share. The exercise prices reflect the fair market value of the Company's Common Stock on the date of grant as determined by the board of directors. Such grants reflect the Compensation Committee's policy of fixing compensation, including long-term incentive compensation, at or above the average rates paid by its competitors. These options vest at the rate of one-quarter of the shares subject to the options on the first anniversary of the date of grant and the remaining shares vest monthly at a rate of 1/48th of the total of each grant per month. The board of directors believes that this vesting structure provides appropriate alignment of Mr. DeWitt's interests with those of the Company's stockholders while also providing him with incentives to remain with the Company.

Section 162(m)

   The board of directors has considered the potential future effects of
Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the Named Executive Officers, unless compensation is performance-based. The Company has adopted a policy that, where reasonably practicable, the Company will seek to qualify the variable compensation paid to its executive officers for an exemption from the deductibility limitations of
Section 162(m).

                                          Respectfully submitted by:

                                          The Compensation Committee
                                          Gordon A. Campbell
                                          Jordan A. Levy

Certain Transactions

 Stock Issuances to our Directors, Officers and Principal Stockholders

   In February and March 1999, the Company issued warrants to purchase an aggregate of 79,045 shares of Series C preferred stock with a per share exercise price of $3.70 to 12 investors as consideration for bridge loans that were converted to Series C preferred stock. Of the warrants, the Company issued warrants to purchase:

  .  20,270 shares of Series C preferred stock to SPLZ Partners One, LLC;

  .  6,756 shares of Series C preferred stock to Vanguard V, LP;

  .  1,351 shares of Series C preferred stock to Stephen W. Dewitt;

  .  2,702 shares of Series C preferred stock to George M. Korchinsky;

  . 13,039 shares of Series C preferred stock to Chase Venture Capital Associates, LP;

  .  2,364 shares of Series C preferred stock to TechFund Capital II, LP;

  . 472 shares of Series C preferred stock to TechFund Capital Management II, LP; and

  .  121 shares of Series C preferred stock to Kenton D. Chow.

   Each of the above-listed warrants have been exercised. The Company's Series C preferred stock was converted into Common Stock on the closing of the Company's initial public offering on November 10, 1999.

   In May 1999, the Company issued 9,813,507 shares of Series C preferred stock at a per share price of $3.70 for aggregate proceeds of $36.3 million. The Company's Series C preferred stock was automatically converted into Common Stock on the closing of the Company's initial public offering on November 10, 1999. In connection with the Series C preferred stock financing, the Company issued a warrant to BT Alex. Brown to purchase 242,508 shares of Common Stock with a per share exercise price of $3.70 that expires in May 2002 as consideration for BT Alex. Brown's services as placement agent in the Series C preferred stock financing.

   The following table lists those of our officers, directors and principal stockholders who participated in the Series C preferred stock financing and the aggregate consideration each paid for the shares of Series C preferred stock indicated:

                                                         Series C
                                                         Preferred   Aggregate
                        Stockholder                        Stock   Consideration
                        -----------                      --------- -------------
   August Capital Entities.............................. 2,702,701  $9,999,994
   Chase Venture Capital Associates, LP.................   531,081   1,965,000
   Kenton D. Chow.......................................     2,433       9,002
   Stephen W. DeWitt....................................    27,027     100,000
   George M. Korchinsky.................................    27,027     100,000
   SPLZ Partners One, LLC...............................   135,135     500,000
   Techfarm/TechFund Capital Entities...................    56,757     210,001
   Vanguard V, LP.......................................   135,135     500,000

   The entities listed above as Techfarm/TechFund Capital entities include TechFund Capital, LP and its general partner, TechFund Capital Management, LLC; TechFund Capital II, LP and its general partner, TechFund Capital Management II, LLC; and Techfarm Management, Inc. Mr. Campbell, our Chairman, is a managing member of TechFund Capital Management, LLC and TechFund Capital Management II, LLC and the President and a shareholder of Techfarm Management, Inc. Mr. Campbell disclaims beneficial ownership of the shares held by each entity, except to the extent of his pecuniary interest therein.

   Jordan A. Levy, one of the Company's directors, is a managing member of SPLZ Partners One, LLC. Mr. Levy disclaims beneficial ownership of the shares held by each entity, except to the extent of his pecuniary interest therein.

 Other Transactions

   In connection with a separation agreement dated July 28, 1999, the Company accelerated the vesting of options to purchase 37,500 shares of its Common Stock held by Robin Porter, our former Vice President of

Manufacturing. Pursuant to the separation agreement, Ms. Porter received her regular salary and benefits other than accrued vacation pay until October 31, 1999. Ms. Porter released any and all claims against the Company that arose prior to the date of the agreement, whether known or unknown, arising out of any agreement, act or omission, including matters arising from her employment relationship with the Company.

   On August 20, 1999, the Company made an interest free loan of $500,000 to Stephen W. Dewitt, the Company's President and Chief Executive Officer. The loan is secured by 50,000 shares of the Company's Common Stock held by Mr. DeWitt and is full recourse. The loan is payable on August 20, 2003. In the event Mr. DeWitt leaves the Company's employment, the note will be due and payable in full 60 days after his last day of employment.

   The Company entered into a management consulting agreement with Techfarm Management, Inc. pursuant to which Techfarm Management, Inc. provided management consulting services to the Company for a fee of $5,000 per month. These services and the Company's payment of the related fees ceased upon the closing of the Company's initial public offering on November 10, 1999. Gordon Campbell is the President of Techfarm Management, Inc. and serves as the Chairman of the Company's board of directors.

                               PERFORMANCE GRAPH

   Set forth below is a line graph comparing the percentage change in the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of the Nasdaq National Market, U.S. Index and the Nasdaq National Market, Computer Manufacturer Index for the period commencing November 5, 1999 (the date the Company's Common Stock commenced trading on the Nasdaq National Market) and ending on December 31, 1999. Returns for the indices are weighted based on market capitalization at the beginning of each fiscal year.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
       AMONG COBALT NETWORKS INC., THE NASDAQ NATIONAL MARKET, U.S. INDEX
          AND THE NASDAQ NATIONAL MARKET, COMPUTER MANUFACTURER INDEX

                             Normalized
Date         Cobalt Networks     Nasdaq US        Nasdaq Computer Manufacturer Stocks
11/04/99        100.0            100.0            100.0
11/05/99        582.4            101.5            102.0
11/08/99        639.2            102.5            103.7
11/09/99        599.4            101.7            103.3
11/10/99        554.0            102.8            107.6
11/11/99        493.2            104.4            111.6
11/12/99        505.1            105.1            111.2
11/15/99        486.1            104.7            110.5
11/16/99        502.3            106.9            113.5
11/17/99        487.5            106.1            112.6
11/18/99        510.2            108.6            115.8
11/19/99        608.0            109.3            116.9
11/22/99        595.2            110.1            116.3
11/23/99        588.6            108.6            116.3
11/24/99        613.6            111.3            121.2
11/26/99        650.6            111.8            122.0
11/29/99        711.4            110.6            122.0
11/30/99        767.3            107.8            118.2
12/01/99        696.6            108.5            119.6
12/02/99        663.6            111.7            123.3
12/03/99        644.0            114.0            125.9
12/06/99        627.6            114.4            128.3
12/07/99        613.6            115.2            130.9
12/08/99        663.5            114.7            130.7
12/09/99        640.3            115.0            129.6
12/10/99        607.1            116.0            130.4
12/13/99        591.8            117.1            131.0
12/14/99        522.7            114.6            126.8
12/15/99        517.6            116.9            125.9
12/16/99        584.7            119.9            128.9
12/17/99        598.9            120.9            130.4
12/20/99        606.8            121.8            133.5
12/21/99        576.1            125.7            136.0
12/22/99        523.3            126.5            134.7
12/23/99        513.6            127.8            137.8
12/27/99        495.5            128.1            137.9
12/28/99        477.3            128.0            137.9
12/29/99        486.9            130.5            139.6
12/30/99        476.1            130.4            140.2
12/31/99        492.6            131.0            140.6

--------
(1) The graph assumes that $100 was invested on November 4, 1999 in the Company's Common Stock, in the Nasdaq National Market, U.S. Index and in the Nasdaq National Market, Computer Manufacturer Index and that all dividends were reinvested. No dividends have been declared or paid in the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

   The information contained above under the captions "Report of the Board of Directors on Executive Compensation" and "Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into such filing.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from reporting persons, the Company believes that during 1999, except as described below, all executive officers, directors and greater than ten percent stockholders complied with all applicable filing requirements. Two of the Company's directors, Gary F. Bengier and Stephen J. Luczo, failed to timely file a Form 5 reporting option grants that were effective on December 21, 1999, the date each of such directors was appointed to the Company's Audit Committee.

Other Matters

   The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the board of directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: April 20, 2000

                                  APPENDIX A
                                  ----------

                             COBALT NETWORKS, INC.

                    AMENDED AND RESTATED EMPLOYEE STOCK PLAN


                   (With Amendments Through November 2, 1999)

     1.   Purposes of the Plan.  The purposes of this Employee Stock Plan are:
          --------------------

          . to attract and retain the best available personnel for positions of substantial responsibility,

          . to provide additional incentive to Employees, Directors and Consultants, and

          .    to promote the success of the Company's business.

          Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

     2.   Definitions.  As used herein, the following definitions shall apply:
          -----------

          (a)  "Administrator" means the Board or any of its Committees as shall
                -------------
be administering the Plan, in accordance with Section 4 of the Plan.

          (b)  "Applicable Laws" means the requirements relating to the
                ---------------
administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

          (c)  "Board" means the Board of Directors of the Company.
                -----

          (d)  "Code" means the Internal Revenue Code of 1986, as amended.
                ----

          (e)  "Committee" means a committee of Directors appointed by the Board
                ---------
in accordance with Section 4 of the Plan.

          (f)  "Common Stock" means the common stock of the Company.
                ------------

          (g)  "Company" means Cobalt Networks, Inc., a California corporation.
                -------

          (h)  "Consultant" means any person, including an advisor, engaged by
                ----------
the Company or a Parent or Subsidiary to render services to such entity.

          (i)  "Director" means a member of the Board.
                --------

          (j)  "Disability" means total and permanent disability as defined in
                ----------
Section 22(e)(3) of the Code.

          (k)  "Employee" means any person, including Officers and Directors,
                --------
employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (l)  "Exchange Act" means the Securities Exchange Act of 1934, as
                ------------
amended.

          (m)  "Fair Market Value" means, as of any date, the value of Common
                -----------------
Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (n)  "Incentive Stock Option" means an Option intended to qualify as
                ----------------------
an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (o)  "Nonstatutory Stock Option" means an Option not intended to
                -------------------------
qualify as an Incentive Stock Option.

          (p)  "Notice of Grant" means a written or electronic notice evidencing
                ---------------
certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

          (q)  "Officer" means a person who is an officer of the Company within
                -------
the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (r)  "Option" means a stock option granted pursuant to the Plan.
                ------

          (s)  "Option Agreement" means an agreement between the Company and an
                ----------------
Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (t)  "Option Exchange Program" means a program whereby outstanding
                -----------------------
Options are surrendered in exchange for Options with a lower exercise price.

          (u)  "Optioned Stock" means the Common Stock subject to an Option or
                --------------
Stock Purchase Right.

          (v)  "Optionee" means the holder of an outstanding Option or Stock
                --------
Purchase Right granted under the Plan.

          (w)  "Parent" means a "parent corporation," whether now or hereafter
                ------
existing, as defined in Section 424(e) of the Code.

          (x)  "Plan" means this Employee Stock Plan.
                ----

          (y)  "Restricted Stock" means shares of Common Stock acquired pursuant
                ----------------
to a grant of Stock Purchase Rights under Section 11 of the Plan.

          (z)  "Restricted Stock Purchase Agreement" means a written agreement
                -----------------------------------
between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

          (aa) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any
                ----------
successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (bb) "Section 16(b) " means Section 16(b) of the Exchange Act.
                -------------

          (cc) "Service Provider" means an Employee, Director or Consultant.
                ----------------

          (dd) "Share" means a share of the Common Stock, as adjusted in
                -----
accordance with Section 13 of the Plan.

          (ee) "Stock Purchase Right" means the right to purchase Common Stock
                --------------------
pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

          (ff) "Subsidiary" means a "subsidiary corporation", whether now or
                ----------
hereafter existing, as defined in Section 424(f) of the Code.

     3.   Stock Subject to the Plan.  Subject to the provisions of Section 13 of
          -------------------------
the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 6,100,334 Shares, plus an annual increase to be added on the first day of the Company's fiscal year, beginning with January 1, 2001, equal to the lesser of (i) 2,500,000 Shares, (ii) 5% of the outstanding shares on such date or (iii) a lesser amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock.

          If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under
             --------
the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

     4.   Administration of the Plan.
          --------------------------

          (a)  Procedure.
               ---------

                (i)   Multiple Administrative Bodies. The Plan may be
                      ------------------------------
administered by different Committees with respect to different groups of Service Providers.

               (ii)   Section 162(m).  To the extent that the Administrator
                      --------------
determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

               (iii)  Rule 16b-3.  To the extent desirable to qualify
                      ----------
transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

               (iv)   Other Administration.  Other than as provided above, the
                      --------------------
Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

          (b)  Powers of the Administrator.  Subject to the provisions of the
               ---------------------------
Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

               (i)   to determine the Fair Market Value;

               (ii) to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

               (iii) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

               (iv)   to approve forms of agreement for use under the Plan;

               (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

               (vi) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

               (vii)  to institute an Option Exchange Program;

               (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

               (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

               (x) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

               (xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

               (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

               (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

          (c)  Effect of Administrator's Decision.  The Administrator's
               ----------------------------------
decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

     5.   Eligibility.  Nonstatutory Stock Options and Stock Purchase Rights may
          -----------
be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

     6.   Limitations.
          -----------

          (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this
Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

          (c)  The following limitations shall apply to grants of Options:

               (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares.

               (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 500,000 Shares, which shall not count against the limit set forth in (i) above.

               (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 13.

               (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

     7.   Term of Plan.  Subject to Section 19 of the Plan, the Plan shall
          ------------
become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

     8.   Term of Option.  The term of each Option shall be stated in the Option
          --------------
Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

     9.   Option Exercise Price and Consideration.
          ---------------------------------------

          (a)  Exercise Price.  The per share exercise price for the Shares to
               --------------
be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

               (i)  In the case of an Incentive Stock Option

                    (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                    (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

          (b)  Waiting Period and Exercise Dates.  At the time an Option is
               ---------------------------------
granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

          (c)  Form of Consideration.  The Administrator shall determine the
               ---------------------
acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

               (i)    cash;

               (ii)   check;

               (iii)  promissory note;

               (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

               (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

               (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

               (vii)  any combination of the foregoing methods of payment; or

               (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

     10.  Exercise of Option.
          ------------------

          (a)  Procedure for Exercise; Rights as a Shareholder.  Any Option
               -----------------------------------------------
granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed exercised when the Company receives:
(i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

               Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b)  Termination of Relationship as a Service Provider.  If an
               -------------------------------------------------
Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (c)  Disability of Optionee.  If an Optionee ceases to be a Service
               ----------------------
Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (d)  Death of Optionee.  If an Optionee dies while a Service Provider,
               -----------------
the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (e)  Buyout Provisions.  The Administrator may at any time offer to
               -----------------
buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

     11.  Stock Purchase Rights.
          ---------------------

          (a)  Rights to Purchase.  Stock Purchase Rights may be issued either
               ------------------
alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

          (b)  Repurchase Option.  Unless the Administrator determines
               -----------------
otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

          (c)  Other Provisions.  The Restricted Stock Purchase Agreement shall
               ----------------
contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

          (d)  Rights as a Shareholder.  Once the Stock Purchase Right is
               -----------------------
exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

     12.  Non-Transferability of Options and Stock Purchase Rights.  Unless
          --------------------------------------------------------
determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

     13.  Adjustments Upon Changes in Capitalization, Dissolution, Merger or
          ------------------------------------------------------------------
Asset Sale.
----------

          (a)  Changes in Capitalization.  Subject to any required action by the
               -------------------------
shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

          (b)  Dissolution or Liquidation.  In the event of the proposed
               --------------------------
dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

          (c)  Merger or Asset Sale.  In the event of a merger of the Company
               --------------------
with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     14.  Date of Grant.  The date of grant of an Option or Stock Purchase Right
          -------------
shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

     15.  Amendment and Termination of the Plan.
          -------------------------------------

          (a)  Amendment and Termination.  The Board may at any time amend,
               -------------------------
alter, suspend or terminate the Plan.

          (b)  Shareholder Approval.  The Company shall obtain shareholder
               --------------------
approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c)  Effect of Amendment or Termination.  No amendment, alteration,
               ----------------------------------
suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

     16.  Conditions Upon Issuance of Shares.
          ----------------------------------

          (a)  Legal Compliance.  Shares shall not be issued pursuant to the
               ----------------
exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b)  Investment Representations.  As a condition to the exercise of an
               --------------------------
Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     17.  Inability to Obtain Authority.  The inability of the Company to obtain
          -----------------------------
authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     18.  Reservation of Shares.  The Company, during the term of this Plan,
          ---------------------
will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     19.  Shareholder Approval.  The Plan shall be subject to approval by the
          --------------------
shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

                                    PROXY

                            COBALT NETWORKS, INC.

                     2000 ANNUAL MEETING OF STOCKHOLDERS

                                May 25, 2000

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned stockholder of COBALT NETWORKS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 20, 2000, and hereby appoints Stephen W. DeWitt and Kenton D. Chow each as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Stockholders of COBALT NETWORKS, INC. to be held on May 25, 2000 at 8:00 a.m. local time, at 515 Ellis Street, Mountain View, California 94043 and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.



-----------                                                          -----------
SEE REVERSE                                                          SEE REVERSE
   SIDE        (CONTINUED, AND TO BE SIGNED ON THE OTHER SIDE)           SIDE
-----------                                                          -----------

    Please mark
[X] votes as in
    this example.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS AND FOR THE RATIFICATION OF THE TERMS OF THE AMENDED AND RESTATED 1997 EMPLOYEE STOCK PLAN.

1.  ELECTION OF DIRECTORS:
    NOMINEES:  (01) Stephen W. DeWitt and (02) Gary F. Bengier

                        FOR             WITHHELD
                        [_]               [_]


[_]  ___________________________________________
     For all nominees except as noted above

2. Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors of Cobalt Networks, Inc. for the fiscal year ending December 29, 2000

        FOR         AGAINST         ABSTAIN
        [_]           [_]             [_]

3. Ratification of the terms of the Amended and Restated 1997 Employee Stock Plan, including but not limited to, for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended

        FOR         AGAINST         ABSTAIN
        [_]           [_]             [_]


    and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [_]

This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.


Signature:_________________________________ Date:____________________

Signature:_________________________________ Date:____________________